Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3ASR (Registration No. 333-254919) and the Registration Statements on Form S-8 (Registration Nos. 333-134240, 333-134241, 333-134276, 333-134301, 333-134356, 333-138629, 333-186253, 333-186254, 333-197708, 333-206160, 333-234166, 333-239309 and 333-271417) of Simmons First National Corporation (the Company) of our report dated February 27, 2024, on our audits of the consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, which report is included in this annual report on Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2024, on our audit of the internal control over financial reporting of the Company as of December 31, 2023, which report is included in this annual report on Form 10-K.

FORVIS, LLP /s/ FORVIS, LLP

Little Rock, Arkansas
February 27, 2024